Exhibit 99.1
Filed by Ensource Energy Income Fund LP and
Ensource Energy Partners, LP, as Bidders, pursuant to
Rule 425 and Rule 433 under the Securities Act of 1933
Subject Company: Eastern American Natural Gas Trust
(Registration No. 333-126068)
First Used: April 3, 2006
PRESS RELEASE — April 3, 2006
Ensource Energy Extends Tender Offer for Depositary Units of Eastern American Natural Gas Trust Through May 31, 2006
HOUSTON—(Business Wire)—April 3, 2006— Ensource Energy Income Fund LP today announced that it has extended its exchange offer for all the outstanding depositary units of the Eastern American Natural Gas Trust (NYSE:NGT). Pursuant to this exchange offer, each NGT depositary unit may be exchanged for (i) one whole common unit of Ensource; and (ii) a pro-rata share of a $5.9 million special cash distribution to be paid by Ensource to holders of NGT depositary units accepted by Ensource in this offer. The offer, which was previously scheduled to expire at 5:00 PM, New York City time, on March 31, 2006 has been extended until 5:00 PM, New York City time, on May 31, 2006, unless further extended.
As of the close of business on March 30, 2006, a total of 693,720 NGT depositary units, or 11.76%, had been tendered pursuant to the exchange offer.
Georgeson Shareholder Communications, Inc. (800-279-4514) has been appointed the information agent for the exchange offer. The prospectus relating to the exchange offer, as well as any additional information concerning the terms and conditions of the exchange offer, may be obtained by contacting Georgeson Shareholder Communications, Inc., 17 State Street, New York, NY 10004, E-mail: ensource@gscorp.com. Banks and brokerage firms please call: 1-212-440-9800. Shareholders please call: 1-800-279-4514.
Ensource Energy Income Fund LP is a Houston-based energy company engaged in the business of acquiring and holding net profits interests burdening oil and gas producing properties located in the United States, which will fund ongoing quarterly distributions to its limited partners of all available cash from operating surplus received from the ownership of those interests beyond that required to pay its costs and fund reasonable working capital reserves. Additional information about Ensource Energy Income Fund LP may be found on its website at www.ensource-energy.com.
Where You Can Get More Information
This is neither an offer to purchase nor a solicitation of an offer to sell any securities. Any exchange offer will be made only through a registration statement and related materials.

In connection with the exchange offer, Ensource Energy Income Fund LP (“Ensource”) has filed a registration statement on Form S-4 (containing a prospectus) with the Securities and Exchange Commission (the “SEC”). Investors and security holders of Eastern American Natural Gas Trust (“NGT”) are advised to read these disclosure materials (and any other disclosure materials filed with the SEC when they become available) because these materials contain important information. Investors and security holders may obtain a free copy of the disclosure materials and other documents filed by Ensource with the SEC at the SEC’s website at www.sec.gov. The disclosure materials and other documents of Ensource may also be obtained from Ensource upon request by directing such request to Ensource’s Information Agent, Georgeson Shareholder Communications, Inc., 17 State Street, New York, NY 10004, E-mail: ensource@gscorp.com. Banks and brokerage firms please call: 1-212-440-9800. Shareholders please call: 1-800-279-4514.
The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-279-4514.
Summary Description of Exchange Offer

Bidders:	Ensource Energy Income Fund LP and
Ensource Energy Partners, LP

Subject Company: Eastern American Natural Gas Trust
Pursuant to the terms of the exchange offer, Ensource is offering the current unitholders of NGT the right to tender each of their NGT depositary units in exchange for: (i) one whole common unit of Ensource; and (ii) a pro-rata share of a $5.9 million special cash distribution to be paid by Ensource to holders of NGT depositary units accepted by Ensource in this offer. The exchange offer will remain open until 5:00 p.m. New York City time on March 31, 2006, unless extended. If Ensource elects to extend the exchange offer, it will inform the exchange agent of that fact and will make a public announcement of the extension, not later than 9:00 a.m., New York City time, on the business day after the day on which the exchange offer was scheduled to expire. The complete terms and conditions of the exchange offer and related transactions are set forth in the prospectus that is a part of the registration statement filed by Ensource with the SEC, as amended from time to time.
Forward-Looking Statements
All statements, other than statements of historical facts, included herein are forward-looking statements. Included among forward-looking statements are, among other things,

(i) statements regarding Ensource’s business strategy, plans and objectives and (ii) statements expressing beliefs and expectations regarding the payment of distributions to Ensource’s limited partners. Although Ensource believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Ensource’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in Ensource’s periodic reports that are filed with and available from the SEC. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this communication. Other than as required under the securities laws, Ensource does not assume a duty to update these forward-looking statements.
Ensource Energy Income Fund LP, Houston Investors: Scott W. Smith or Marshall M. Eubank 713-659-1794